Vylor

News Release

Vylor Reaffirms Full-Year Guidance on Strong YTD Results, Advances Leading Technology

- Americas YTD results reflect strong demand for latest hybrids and varieties, net licensing improvement in both corn and soybeans
- Rest of World YTD results reflect continued demand for top technology, partially offset by weather-related volume impacts
- Full-year 2026 guidance[3] supports confidence in 2029 Financial Framework announced at September 15th Investor Day
- New $3 billion share repurchase program and $0.13 per share dividend reinforce commitment to long-term value creation

Johnston, Iowa, November 11, 2026 – Vylor, Inc. (NYSE: VYLR) ("Vylor" or the "Company") today reported financial results for the third quarter and nine months ended September 30, 2026.

3Q 2026 Results Overview

	Pro Forma Net Sales[1]	Pro Forma Loss from Cont. Ops (After Tax)[1]	Pro Forma EPS[1]
GAAP	**$938M**	**($480M)**	**($0.72)**
vs. 3Q 2025	(1)%	(23)%	(24)%
	Pro Forma Organic[2] Sales	**Adj. Pro Forma Op. EBITDA[2]**	**Adj. Pro Forma Op. EPS[2]**
NON-GAAP	**$911M**	**($269M)**	**($0.42)**
vs. 3Q 2025	(3)%	(33)%	(2)%

2026 YTD Results Overview

	Pro Forma Net Sales[1]	Pro Forma Inc. from Cont. Ops (After Tax)[1]	Pro Forma EPS[1]
GAAP	**$8.53B**	**$1.01B**	**$1.50**
vs. 2025 YTD	4%	(18)%	(17)%
	Pro Forma Organic[2] Sales	**Adj. Pro Forma Op. EBITDA[2]**	**Adj. Pro Forma Op. EPS[2]**
NON-GAAP	**$8.41B**	**$2.66B**	**$2.37**
vs. 2025 YTD	2%	8%	6%

2026 YTD Highlights

- Pro forma net sales[1] increased 4% versus prior year. Pro forma organic[2] sales increased 2% in the same period, led by North America.
- Americas pro forma net sales[1] increased 4% and pro forma organic[2] sales increased 3%. Price/mix was up 3% with continued execution on the Company's price for value strategy and increased licensing income. Volumes were flat as lower corn acres in North America and the shift to a licensing model in Brazil soybeans were offset by higher soybean acres in North America and higher corn volumes in Argentina.
- Rest of World pro forma net sales[1] increased 4% and pro forma organic[2] sales increased 1%. Volume decreased 4%, driven by reduced corn acreage in Europe and APAC due to weather, partially offset by higher sunflower acreage in Europe. Price/mix was up 5% with continued execution on the Company's price for value strategy and increased licensing income.
- GAAP pro forma income[1] and earnings per share[1] (EPS) from continuing operations were $1.01 billion and $1.50 per share, respectively.
- Adjusted Pro Forma Operating EBITDA[2] and Adjusted Pro Forma Operating EPS[2] were $2.66 billion, and $2.37 per share, respectively.
- The Company reiterated full-year 2026 guidance[3] and expects Adjusted Pro Forma Operating EBITDA[2] to be approximately $2.8 billion. Adjusted Pro Forma Operating EPS[2] is expected to be $2.25 to $2.35 per share.

1. Information is presented on a pro forma basis in compliance with Article 11 of Registration S-X and giving effect to the transactions described in the Form 8-K filed with the Securities and Exchange Commission ("SEC") on November 12, 2026. Non-GAAP measures for these periods are reconciled to the GAAP pro forma measures. 2. Pro Forma Organic Sales, Adjusted Pro Forma Operating EBITDA, Adjusted Pro Forma Operating EBITDA Margin, and Adjusted Pro Forma Operating EPS are non-GAAP financial measures. See pages 6-8 regarding forward-looking non-GAAP measures. See page A-4 for non-GAAP reconciliations. 3. The Company does not provide the most comparable GAAP measure on a forward-looking basis. See pages 7-8 for further discussion. 4. Other oilseeds includes sunflower and canola. Other product line primarily includes cotton, sorghum, wheat, rice, inoculants, and millet.

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News Release 3Q 2026 2 "The successful completion of the separation marked an important milestone for Vylor, positioning us to move faster, sharpen our focus, and capitalize on significant opportunities ahead. It is a reflection of the tremendous work of our teams in delivering a complex transaction on time and under budget. At the same time, we remain focused on what matters most: serving customers, delivering on our commitments, and executing our strategy. Our strong year-to-date performance demonstrates the essential nature of our business, the strength of our innovation pipeline, and the benefits of disciplined operational execution. We delivered meaningful EBITDA growth and margin expansion, driven by strong demand for our industry-leading technologies, continued productivity improvements, and value-focused commercial execution. As we begin our journey as a standalone company, our third quarter performance reinforces our confidence in the 2029 financial framework we shared at Investor Day, and we remain on track to deliver our 2026 commitments." Chuck Magro Chief Executive Officer Company Updates Vylor Hosts Inaugural Investor Day On September 15, 2026, Vylor hosted its first Investor Day, highlighting the Company’s strategy, innovation pipeline, long-term growth opportunities and financial framework, with key messages including the following: • The Company is home to a $19 billion technology pipeline, anchored by 12 groundbreaking technology platform launches in corn, soybean and wheat in the next decade, including the following: o Corn Seven new corn technology platforms will be launched over the next decade – starting in 2028 – including the industry's first-ever trait designed to improve yield and yield stability. In addition, the Company is developing the industry's first gene-edited multi-disease resistant corn platform, designed to provide built-in protection against multiple major diseases, while helping farmers protect yield potential and reduce crop management complexity. o Soybeans Four new technology platforms will launch by 2035, including a proprietary, next generation technology platform for Latin America that will include the broadest spectrum of insect control on the market while also delivering strong yields for farmers and significant licensing opportunities. o Wheat Xpedite™, the system used to create Vylor's proprietary hybrid wheat, will launch in North America in 2027. Multi-year research trials demonstrate and confirm the hybrid wheat's consistently strong yields as well as its yield stability, or resilience against a variety of adverse conditions including disease and drought. • In addition, via Vylor One, its new licensing business, the Company expects to deliver approximately $500 million in gross licensing income in 2027, over $1 billion by 2035, and approach $2 billion by 2040. • The Company is targeting net sales of approximately $11.2 billion to $11.9 billion by 2029, representing 3% to 4% annual growth over the planning period, operating EBITDA of approximately $3.3 billion to $3.7 billion by 2029, and approximately 30% Operating EBITDA margins by 2029. • Finally, the Company’s disciplined capital allocation strategy is focused on balancing continued R&D investment with dividends, share repurchases and strategic M&A. o On October 22, 2026, the Company announced that its Board of Directors authorized a common stock dividend of $0.13 per share, payable December 7, 2026, to shareholders of record as of November 30, 2026, as well as a new $3 billion multi-year share repurchase program, effective immediately with no expiration date.

News Release 3Q 2026

Summary of Third Quarter 2026

For the third quarter ended September 30, 2026, pro forma net sales[1] decreased 1% versus the same period last year. Pro forma organic[2] sales decreased 3%.

Volume decreased 9% versus prior year. Americas volume decreased 6% on the shift to a licensing model in Brazil soybeans, an earlier planting season in North America soybeans, and lower corn acreage in North America, partially offset by higher Argentina and Brazil summer corn sales. Volume decreased 16% in Rest of World primarily driven by a reduction in corn acreage due to weather.

Price/mix was up 6% versus prior year, reflecting continued execution on the Company's price for value strategy, coupled with increased licensing income.

GAAP pro forma loss from continuing operations after income taxes[1] was $480 million in third quarter of 2026 compared to a loss of $391 million in third quarter of 2025. Adjusted Pro Forma Operating EBITDA[1,2] for the third quarter of 2026 was a loss of $269 million, down 33% compared to prior year, translating into approximately 730 basis points of Adjusted Pro Forma Operating EBITDA margin[1,2] decline.

($ in millions, except where noted)	3Q 2026	3Q 2025	% Change	% Organic[2] Change
Pro Forma Net Sales[1]	**$938**	**$944**	**(1)%**	**(3)%**
Corn	$607	$586	4%	(2)%
Soybeans	$133	$179	(26)%	(26)%
Other Oilseeds[4]	$150	$135	11%	15%
Other[4]	$48	$44	9%	9%

($ in millions, except where noted)	2026 YTD	2025 YTD	% Change	% Organic[2] Change
Pro Forma Net Sales[1]	**$8,531**	**$8,235**	**4%**	**2%**
Corn	$5,848	$5,616	4%	2%
Soybeans	$1,796	$1,788	- %	- %
Other Oilseeds[4]	$621	$550	13%	12%
Other[4]	$266	$281	(5)%	(4)%

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News Release 3Q 2026

Americas Summary

Americas pro forma net sales[1] were $613 million in the third quarter of 2026, up 3% compared to the third quarter of 2025. This reflects a 7% increase in price/mix and a 2% favorable currency impact, partially offset by a 6% decrease in volume.

Volume declines in the quarter reflect the shift to a licensing model in Brazil soybeans, an earlier planting season in North America soybeans, and lower corn acres in North America, partially offset by higher Argentina and Brazil summer corn sales. The increase in price is due primarily to increased licensing income and continued demand for top technology. Favorable currency impacts were led by the Brazilian Real.

Adjusted pro forma segment operating EBITDA was a loss of $84 million in the third quarter of 2026, an improvement of 19% from the third quarter of 2025. Benefits from net licensing, price/mix execution and productivity more than offset lower volumes, legal fees on favorable settlement, higher IT costs, and higher freight and warehousing costs. Adjusted pro forma segment operating EBITDA margin improved by approximately 380 basis points versus the prior-year period.

($ in millions, except where noted)	3Q 2026	3Q 2025	% Change	% Organic[2] Change
Corn	$432	$382	13%	9%
Soybeans	$128	$172	(26)%	(26)%
Other Oilseeds[4]	$14	$16	(13)%	(13)%
Other[4]	$39	$24	63%	63%
Total 3Q Americas Pro Forma Net Sales[1]	**$613**	**$594**	**3%**	**1%**
3Q Americas Adj. Pro Forma Segment Op. EBITDA	**($84)**	**($104)**	**19%**	**N/A**

Americas pro forma net sales[1] were $6.76 billion for the first nine months of 2026, up 4% from the same period of 2025. The sales increase is driven by a 3% increase in price and a 1% favorable impact from currency. Volumes were flat.

Price gains demonstrate continued demand for top technology coupled with increased licensing income. Volumes were flat as lower corn acres in North America and the shift to a licensing model in Brazil soybeans were offset by higher soybean acres in North America and higher corn sales in Argentina. Favorable currency impacts were led by the Brazilian Real, the Mexican Peso, and the Canadian Dollar.

Adjusted pro forma segment operating EBITDA was $2.88 billion for the first nine months of 2026, up 11% from the same period of 2025. Benefits from net licensing, price/mix execution, ongoing productivity actions, and lower commodity costs more than offset higher freight and warehousing costs, legal fees on favorable settlement, and higher IT costs. Adjusted pro forma segment operating EBITDA margin improved by approximately 285 basis points versus the prior-year period.

($ in millions, except where noted)	2026 YTD	2025 YTD	% Change	% Organic[2] Change
Corn	$4,635	$4,428	5%	3%
Soybeans	$1,764	$1,755	1%	- %
Other Oilseeds[4]	$203	$186	9%	8%
Other[4]	$158	$161	(2)%	(4)%
Total YTD Americas Pro Forma Net Sales[1]	**$6,760**	**$6,530**	**4%**	**3%**
YTD Americas Adj. Pro Forma Segment Op. EBITDA	**$2,880**	**$2,597**	**11%**	**N/A**

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News Release 3Q 2026

Rest of World Summary

Rest of World pro forma net sales[1] were $325 million in the third quarter of 2026, down 7% from the third quarter of 2025. This reflects a 5% increase in price/mix and a 4% favorable impact from currency, more than offset by a 16% decrease in volume.

Volume declines in the quarter primarily reflect corn acreage reductions across Europe due to historic drought and in India due to delayed monsoons, partially offset by a shift to sunflower acres in France, Spain, and South Africa. The increase in price/mix demonstrates demand for top technology and increased licensing income. Favorable currency impacts were led by the South African Rand.

Adjusted pro forma segment operating EBITDA was $92 million in the third quarter of 2026, down 31% from the third quarter of 2025. Price/mix execution and benefits from net licensing were more than offset by lower volumes due to weather and higher freight, duty and warehousing costs. Adjusted pro forma segment operating EBITDA margin declined by approximately 1,000 basis points versus the prior-year period.

($ in millions, except where noted)	3Q 2026	3Q 2025	% Change	% Organic[2] Change
Corn	$175	$204	(14)%	(23)%
Soybeans	$5	$7	(29)%	(29)%
Other Oilseeds[4]	$136	$119	14%	18%
Other[4]	$9	$20	(55)%	(55)%
Total 3Q Rest of World Pro Forma Net Sales[1]	**$325**	**$350**	**(7)%**	**(11)%**
3Q Rest of World Adj. Pro Forma Segment Op. EBITDA	**$92**	**$134**	**(31)%**	**N/A**

Rest of World pro forma net sales[1] were $1.77 billion for the first nine months of 2026, up 4% from the same period of 2025. The sales increase reflects a 5% increase in price and a 3% favorable impact from currency, partially offset by a 4% decrease in volume.

The increase in price/mix demonstrates demand for top technology and increased licensing income. Volume declines reflect lower corn acreage in Europe due to drought and higher fertilizer costs and in India due to delayed monsoons, partially offset by higher European sunflower acreage. Favorable currency impacts were led by the Euro, partially offset by the Turkish Lira.

Adjusted pro forma segment operating EBITDA was $555 million for the first nine months of 2026, down 2% from the same period of 2025. Price/mix execution and benefits from net licensing were more than offset by lower volumes due to weather, higher freight & duty and other production costs, and higher selling expense. Adjusted pro forma segment operating EBITDA margin declined by approximately 200 basis points versus the prior-year period.

($ in millions, except where noted)	2026 YTD	2025 YTD	% Change	% Organic[2] Change
Corn	$1,213	$1,188	2%	(3)%
Soybeans	$32	$33	(3)%	(12)%
Other Oilseeds[4]	$418	$364	15%	15%
Other[4]	$108	$120	(10)%	(4)%
Total YTD Rest of World Pro Forma Net Sales[1]	**$1,771**	**$1,705**	**4%**	**1%**
YTD Rest of World Adj. Pro Forma Segment Op. EBITDA	**$555**	**$568**	**(2)%**	**N/A**

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News Release 3Q 2026 6 2026 Guidance The global agricultural environment remains constructive, supported by strong demand for grains and oilseeds, improved crop prices and growing demand for renewable fuels. Global consumption remains robust, while continued growth in food, feed and biofuels demand reinforces the need for agricultural productivity. At the same time, Brazil’s expanding production is helping meet rising domestic ethanol demand. Crop prices have improved, although farmer margins remain tight. Farmers remain focused on maximizing returns per acre, supporting demand for high-performing seed, advanced genetics and differentiated technologies that can enhance yield potential and productivity. Weather, including the effects of El Niño, and trade dynamics remain sources of uncertainty and commodity-price volatility. Against that backdrop, strong global demand, improving crop economics and the growing need for agricultural output continue to support investment in productivity and technology. Our full-year outlook remains positive. Supported by the strength of our portfolio, continued technology adoption and strong year- to-date execution, the Company reaffirmed full-year 2026 guidance3, with Adjusted Pro Forma Operating EBITDA2 expected to be approximately $2.8 billion, growth of 10% at the mid-point. Adjusted Pro Forma Operating EPS2 is expected to be $2.25 to $2.35 per share, growth of 5% at the mid-point. The Company is not able to reconcile its forward-looking non-GAAP financial measures, to its most comparable U.S. GAAP financial measures, as it is unable to predict with reasonable certainty items outside of its control, such as Significant Items, without unreasonable effort. Third Quarter Conference Call The Company will host a live webcast of its third quarter 2026 earnings conference call with investors to discuss its results and outlook tomorrow, November 12, 2026, at 9:00 a.m. ET. The slide presentation that accompanies the conference call is posted on the Company’s Investor Events and Presentations page. A replay of the webcast will also be available on the Investor Events and Presentations page. About Vylor Vylor is an advanced seed and genetics company that has, for more than a century, been focused on delivering groundbreaking innovation to farmers. Anchored in the agriculture industry’s most elite germplasm and transformative biotech, Vylor leverages its scientific expertise to deliver next generation technology to help farmers around the world boost yields. With its expertise in advanced science, leading routes-to-market and an expanding licensing business, Vylor drives value and delivers growth for farmers, customers and shareholders – and in doing so, helps feed, fuel and clothe the world. More information at vylor.com. Cautionary Statement About Forward-Looking Statements This earnings release contains certain estimates and forward-looking statements within the meaning of Section 21E of the Securities Exchange Act of 1934, as amended, and Section 27A of the Securities Act of 1933, as amended, which are intended to be covered by the safe harbor provisions for forward-looking statements contained in the Private Securities Litigation Reform Act of 1995, and may be identified by their use of words like “plans,” “expects,” “will,” “assumes,” “anticipates,” “believes,” “intends,” “projects,” “targets,” “poised,” “launch,” “positioned,” “committed,” “estimates,” “outlook,” or other words of similar meaning. All statements that address expectations or projections about the future, including statements about our financial results or outlook; strategy for growth; product development; pipeline value estimates; regulatory approvals; market position; industry size and growth estimates; assumptions regarding planted acreage, commodity prices, currency rates, and market conditions; capital allocation strategy; licensing and royalty income targets; liquidity; sustainability targets and initiatives; the anticipated benefits of acquisitions, restructuring actions, or cost savings initiatives; the anticipated benefits and impacts of the spin-off; and the outcome of contingencies, such as litigation and environmental matters, are forward-looking statements. Forward-looking statements and other estimates are based on certain assumptions and expectations of future events which may not be accurate or realized. Forward-looking statements and other estimates also involve risks and uncertainties, many of which are beyond our control. While the list of factors presented below is considered representative, no such list should be considered to be a complete statement of all potential risks and uncertainties. Unlisted factors may present significant additional obstacles to the realization of forward-looking statements. Consequences of material differences in results as compared with those anticipated in the forward-looking statements could include, among other things, business disruption, operational problems, financial loss, legal liability to third parties and similar risks, any of which could have a material adverse effect on our business, results of operations and financial condition. Some of the important factors that could cause our actual results to differ materially from those projected in any such forward-looking statements include: (i) failure to obtain or maintain the necessary regulatory approvals for some of the company's products; (ii) failure to successfully develop and commercialize the company's pipeline; (iii) effect of the degree of public understanding and acceptance or perceived public acceptance of the company's biotechnology and other agricultural products; (iv) failure to comply with competition and antitrust laws; (v) effect of changes in agricultural and related policies of governments and international organizations; (vi) costs of complying with evolving regulatory requirements and the effect of actual or alleged violations of environmental laws or permit requirements; (vii) effect of climate change and unpredictable seasonal and weather factors; (viii) effect of competition in our industry; (ix) a competitor’s establishment of an intermediary platform for distribution of our products; (x) risks related to recent funding and staff reductions at U.S. government agencies; (xi) risks related to geopolitical and military conflict; (xii) effect of volatility in our input costs; (xiii) risks related to our global operations; (xiv) effect of industrial espionage and other disruptions to our supply chain, information technology or network systems; (xv) risks related to environmental, litigation, and other commitments and contingencies; (xvi) impact of our dependence on third parties with respect to certain of its seed production or licenses and commercialization; (xvii) failure of our customers to pay their debts to us, including customer financing programs; (xviii) failure to effectively manage acquisitions, divestitures, alliances, restructurings, cost savings initiatives, and other portfolio actions; (xix) risks related to our use of artificial intelligence and machine learning technologies; (xx) failure to raise capital through the capital markets or short-term borrowings on terms acceptable to us; (xxi) risks related to pandemics or epidemics; (xxii) capital markets sentiment towards sustainability matters; (xxiii) our intellectual property rights or defense against intellectual property claims asserted by others; (xxiv) effect of counterfeit products; (xxv) our dependence on intellectual property cross-license agreements; (xxvi) risks related to our common stock; and (xxvii) risks related to the spin-off, including, but not limited to, whether the objectives of the spin-off will be achieved; the terms, structure, benefits and costs of any action or transaction resulting from the spin-off; any unexpected costs or expenses resulting from the spin-off process or the spin-off itself; and the impact of litigation as a result of, or relating to, the spin-off, including, but not limited to, potential liabilities arising out of state or federal fraudulent conveyance laws and legal distribution requirements. Additionally, there may be other risks and uncertainties that Vylor is unable to currently identify or that Vylor does not currently expect to have a material impact on its business. Where, in any forward-looking statement or other estimate, an expectation or belief as to future results or events is expressed, such expectation or belief is based on the current plans and expectations of Vylor’s management and expressed in good faith and believed to have a reasonable basis, but there can be no assurance that the expectation or belief will result or be achieved or accomplished. Vylor disclaims and does not undertake any obligation to update or revise any forward-looking statement, except as required by applicable law. A detailed discussion of some of the significant risks and uncertainties which may cause results and events to differ materially from such forward-looking statements is included in the section titled “Risk Factors” in the Information Statement of Vylor Inc. dated September 24, 2026, attached as Exhibit 99.1 to Vylor Inc.’s Current Report on Form 8-K filed with the Securities and Exchange Commission (“SEC”) on September 25, 2026.

News Release 3Q 2026 7 Vylor Unaudited Pro Forma Financial Information and Management Adjustments On October 1, 2026, Corteva, Inc. (“Corteva”) completed its previously announced separation into two independent publicly traded companies – one comprising its Crop Protection Business (“New Corteva” or “the Crop Protection Business”) and the other comprising its Seed Business (“Vylor”, “the Company”, “our”, “we” or “the Seed Business”) - by means of a pro rata distribution of all of the then-outstanding shares of Vylor (inclusive of the Seed Business) common stock to Corteva stockholders in a transaction that is intended to be tax-free to Corteva's stockholders for U.S. federal income tax purposes (the "Vylor Separation"). Irrespective of the legal form of the Vylor Separation, for accounting and financial reporting purposes, Corteva’s Crop Protection Business is presented as being spun off from Corteva. This presentation is in accordance with U.S. GAAP and is primarily a result of, among other factors, Vylor’s relative significance to New Corteva. The following earnings release presents the pro forma results of Vylor, after giving effect to events that are (1) directly attributable including the disposition of the Crop Protection Business, the effect of our capital structure following the spin-off, the pro-rata distribution of our issued and outstanding common stock by Corteva in connection with the spin-offs, and the impact of the Separation and Distribution Agreement, Tax Matters Agreement, Employee Matters Agreement, Transition Services Agreements, Commercial Agreements, Intellectual Property Matters Agreement and other ancillary agreements between Vylor and New Corteva and the provisions contained therein; (2) factually supportable; and (3) with respect to the pro forma statements of income, expected to have a continuing impact on the consolidated results. Refer to the Information Statement of Vylor Inc. dated September 24, 2026, attached as Exhibit 99.1 to Vylor Inc.’s Current Report on Form 8-K filed with the SEC on September 25, 2026, the unaudited pro forma consolidated financial statements of Vylor attached to Vylor’s Current Report on Form 8-K filed with the SEC on November 12, 2026, as well as current and quarterly reports filed on Forms 8-K and 10-Q, which can be found on the investors section of the Vylor website, for further details on the above transactions. The pro forma financial statements were prepared in accordance with Article 11 of Regulation S-X, and are presented for informational purposes only, and do not purport to represent what the results of operations would have been had the above actually occurred on the dates indicated, nor do they purport to project the results of operations for any future period or as of any future date. This earnings release also reflects management adjustments that would not be included in the pro forma financial statements prepared in accordance with Article 11 of Regulation S-X. Historical financial statements include expense allocations for certain corporate functions performed on our behalf by Corteva, including information technology, finance, executive, human resources and legal. As a standalone public company, we expect that the costs we incur on a standalone basis for such expenses previously allocated to us by Corteva and new costs relating to our public company reporting and compliance obligations will be less than the expense allocations from Corteva within our historical financial statements. The costs of Vylor we plan to incur are based on our expected organizational structure and expected cost structure as a standalone company. In order to determine the impact of the synergies and dis-synergies, Vylor prepared a detailed assessment of personnel costs based on the estimated resources and associated costs required as a baseline to stand up as a standalone company. Vylor also includes incremental tax expense as a result of cost savings, separation costs, and additional depreciation and amortization. These adjustments reflect management’s estimates of certain incremental costs and cost savings associated with Vylor operating as an independent public company and are an adjustment to arrive at Adjusted Pro Forma Segment Operating EBITDA, Adjusted Pro Forma Operating EBITDA, Adjusted Pro Forma Operating Margin and Adjusted Pro Forma Operating Earnings per share (“EPS”). These estimates are based on assumptions management believes are reasonable as of the date of this presentation. Actual costs and savings may differ materially from these estimates, including as a result of the timing or extent to which anticipated cost savings are realized. In addition, management has also estimated one-time and nonrecurring expenses of $21 million associated with the Vylor separation expected to be incurred after the separation. These costs are not included in Adjusted Pro Forma segment Operating EBITDA, Adjusted Pro Forma Operating EBITDA, Adjusted Pro Forma Operating EBITDA Margin or Adjusted Pro Forma Operating EPS. Vylor Operating Segments Vylor consists of two operating segments: Americas, comprised of North America and Latin America, and Rest of World, comprised of Europe, Middle East, and Africa and Asia Pacific, reflecting the manner in which its chief operating decision maker (“CODM”) allocates resources and assesses performance. Research and development expense and corporate expenses are excluded from segment operating metrics as they are managed at a global level and reflected as reconciling items to consolidated Vylor Adjusted Pro Forma Operating EBITDA. See below for further detail on Vylor Adjusted Pro Forma Operating EBITDA and non-GAAP measures. The primary measure used by Vylor’s CODM for purposes of allocating resources to the segments and assessing segment performance is Adjusted Pro Forma Segment Operating EBITDA. The company defines Adjusted Pro Forma Segment Operating EBITDA as earnings (loss) (i.e., income (loss) before income taxes) before interest, depreciation, amortization, research and development expense, corporate expenses, non-operating benefits (costs), foreign exchange gains (losses), and net unrealized gain or loss from mark-to-market activity for certain foreign currency derivative instruments that do not qualify for hedge accounting, excluding the impact of significant items and separation costs. Adjusted Pro Forma Segment Operating EBITDA also reflects reflect management’s estimates of certain incremental costs and cost savings associated with Vylor operating as an independent public company as described above. Regulation G (Non-GAAP Financial Measures) This earnings release includes information that does not conform to U.S. GAAP and are considered non-GAAP measures. These measures may include Pro Forma Organic Sales, Pro Forma Operating EBITDA, Adjusted Pro Forma Operating EBITDA, Pro Forma Operating EBITDA Margin, Adjusted Pro Forma Operating EBITDA Margin, Pro Forma Operating EPS, Adjusted Pro Forma Operating EPS, Free Cash Flow, Free Cash Flow Conversion, and Base Income Tax Rate. Management uses these measures internally for planning and forecasting, including allocating resources and evaluating incentive compensation. Management believes that these non-GAAP measures best reflect the ongoing performance of the Company during the periods presented and provide more relevant and meaningful information to investors as they provide insight with respect to ongoing operating results of the Company and a more useful comparison of year over year results. These non-GAAP measures supplement the Company’s U.S. GAAP disclosures and should not be viewed as an alternative to U.S. GAAP measures of performance. Furthermore, such non- GAAP measures may not be consistent with similar measures provided or used by other companies. This data should be read in conjunction with the Company’s Information Statement of Vylor Inc. dated September 24, 2026, attached as Exhibit 99.1 to Vylor Inc.’s Current Report on Form 8-K filed with the SEC on September 25, 2026, the unaudited pro forma consolidated financial statements of Vylor attached to Vylor’s Current Report on Form 8-K filed with the SEC on November 12, 2026, as well as our current and quarterly reports filed on Forms 8-K and 10- Q, which can be found on the “Investors” section of the Vylor website (www.vylor.com). Reconciliations of historical non-GAAP measures to U.S. GAAP are provided at the end of this presentation. Vylor does not provide reconciliations of certain forward-looking non-GAAP financial measures to their most directly comparable U.S. GAAP financial measures because Vylor is unable to predict with reasonable certainty and without unreasonable effort certain items necessary to provide such reconciliations. These items may include, among others, restructuring and separation- related charges, certain pension items, asset impairments, acquisition- or divestiture-related items, and other significant items. These items are uncertain, depend on various factors and could have a significant impact, individually or in the aggregate, on the corresponding U.S. GAAP financial measures. Pro forma Organic Sales is defined as price and volume and excludes currency and portfolio and other impacts, including significant items. Pro Forma Operating EBITDA is defined as pro forma earnings (loss) (i.e., pro forma income (loss) from continuing operations before income taxes) before interest, depreciation, amortization, non-operating benefits (costs), foreign exchange gains (losses), and net unrealized gain or loss from mark-to-market activity for certain foreign currency derivative instruments that do not qualify for hedge accounting, excluding the impact of significant items and separation costs. Non-operating benefits (costs) consists of non-operating pension and OPEB credits (costs).Pro Forma Operating EBITDA margin is defined as pro forma Operating EBITDA as a percentage of pro forma net sales. Pro Forma Operating EPS is defined as “pro forma earnings (loss) per common share from continuing operations - diluted” excluding the after-tax impact of significant items, the after-tax impact of separation costs, the after-tax impact of non-operating benefits (costs), the after-tax impact of amortization expense associated with intangible assets existing as of the Corteva Separation from DowDuPont, and the after-tax impact of net unrealized gain or loss from mark-to-market activity for certain foreign currency derivative instruments that do not qualify for hedge accounting. Although amortization of the Company’s intangible assets is excluded from these non-GAAP measures, management believes it is important for investors to understand that such intangible assets contribute to revenue generation. Amortization of intangible assets that relate to past acquisitions will recur in future periods until such intangible assets have been fully amortized. Any future acquisitions may result in amortization of additional intangible assets. Net unrealized gain or loss from mark-to-market activity for certain foreign currency derivative instruments that do not qualify for hedge accounting represents the non-cash net gain (loss) from changes in fair value of certain undesignated foreign currency derivative contracts. Upon settlement, which is within the same calendar year of execution of the contract, the realized gain (loss) from the changes in fair value of the non-qualified foreign currency derivative contracts will be reported in the relevant non-GAAP financial measures, allowing quarterly results to reflect the economic effects of the foreign currency derivative contracts without the resulting unrealized mark to fair value volatility. Base Income Tax Rate is defined as the effective income tax rate less the effect of exchange gains (losses), significant items, separation costs, amortization of intangibles (existing as of Corteva Separation), mark-to-market (gains) losses on certain foreign currency contracts not designated as hedges, and non-operating (benefits) costs. Adjusted Pro Forma Operating EBITDA, Adjusted Pro Forma Operating EBITDA Margin and Adjusted Pro Forma Operating EPS represents Pro Forma Operating EBITDA, Pro Forma Operating EBITDA Margin, and Pro Forma Operating EPS further adjusted to reflect management’s estimates of certain incremental cost savings associated with operating Vylor as an independent public company that are not reflected in the Pro Forma Operating EBITDA, Pro Forma Operating EBITDA Margin, and Pro Forma Operating EPS, respectively. Management believes these measures provide useful supplemental information regarding the expected cost structure of Vylor as an independent public company. The management adjustments are based on estimates and assumptions and actual costs and savings may differ materially from those reflected in the adjustments.

News Release 3Q 2026 8 The Company also uses Free Cash Flow and Free Cash Flow Conversion as non-GAAP measures to evaluate and discuss its liquidity position and ability to generate cash. Free Cash Flow is defined as cash provided by (used for) operating activities – continuing operations, less capital expenditures. Free Cash Flow Conversion is defined as Free Cash Flow divided by Adjusted Pro Forma Operating EBITDA. We believe that Free Cash Flow and Free Cash Flow Conversion provide investors with meaningful information regarding the Company’s ongoing ability to generate cash through core operations, and our ability to service our indebtedness, pay dividends (when declared), make share repurchases, and meet our ongoing cash needs for our operations. Vylor is not able to reconcile its forward-looking Free Cash Flow Conversion non-GAAP financial measure to its most comparable U.S. GAAP financial measure, as it is unable to predict with reasonable certainty Operating EBITDA due to items outside of the company’s control, which includes the same Significant Items noted above, without unreasonable effort. Projected Financial Information This presentation contains financial forecasts, which were prepared in good faith by Vylor on a basis believed to be reasonable. Certain financial measures and targets in this presentation are non-GAAP measures, as described in the Regulation G disclaimer included elsewhere in this presentation. The pro forma financial information has been prepared in accordance with Article 11 of Regulation S-X. The financial projections in this presentation have not been audited or reviewed by Vylor’s independent auditors. These projections are for illustrative purposes only and should not be relied upon as being necessarily indicative of future results. See the Forward-Looking Statements disclaimer included elsewhere in this presentation for a discussion of risks and uncertainties that may cause actual results to differ materially. ® TM Vylor and its affiliated companies. 11/11/2026 Media Contact Derek Burleson +1 479-651-0275 derek.burleson@vylor.com Investor Contact Kim Booth +1 302-485-3190 kimberly.a.booth@vylor.com